                                                                    Exhibit 99.1

ORTHOMETRIX, INC.

AT THE COMPANY
Reynald Bonmati, CEO
(914) 694-2285

             ORTHOMETRIX, INC. ANNOUNCES FDA MARKET APPROVAL FOR ITS
           NEW ORBASONE(TM) ESWT PAIN RELIEF SYSTEM TO TREAT FOOT PAIN

WHITE PLAINS, N.Y., August 15, 2005 - ORTHOMETRIX, INC. (OTCBB: OMRX) announced today that its new Orbasone(TM) Pain Relief System received market approval from the U.S. Food and Drug Administration ("FDA") for the treatment of chronic plantar fasciitis (foot pain).

Already used in several countries in Europe and Asia by podiatrists and orthopedic surgeons, the Orbasone(TM) was approved for sale in Canada earlier this year. It is now manufactured in the United States and available to U.S.
podiatrists, orthopedic surgeons and professional sport team physicians to treat chronic plantar fasciitis. Plantar fasciitis is an inflammation of the plantar fascia, i.e., the thick strand of collagen which is located under the foot and connects the calcaneus (heel bone) to the metatarsals. Injury of the fascia generally results from excessive tension, both from the muscles above and from the shape of the foot below. Once inflamed, mild pain can become chronic pain which reduces mobility and quality of life. According to a survey conducted by the American Podiatric Medical Association in 2000, 38.6 million Americans suffer from plantar fasciitis. The condition particularly affects athletes and the elderly.

The Orbasone uses high-energy shock waves to relieve chronic heel pain. The technology is derived from a proven technology that has been used for the past
20 years to break up kidney stones without the use of surgery (lithotripsy).
Unlike more expensive lithotripters that also may be used to treat heel pain, the Orbasone is small and compact. It has been specifically designed to treat pain in soft tissues. The shock waves are created by a spark plug enclosed in a soft dome filled with water. The membrane-covered dome is placed against the heel so that the shock waves pass through the membrane to the heel. The extracorporeal shockwave therapy, or ESWT, typically takes about 30 to 40 minutes and is delivered to patients under the supervision and care of a physician such as an orthopedic surgeon or a podiatrist.

Orthometrix has assembled a direct U.S. sales organization consisting initially of 3 regional sales managers, reporting to a senior sales executive to market the Orbasone to podiatrists, orthopedic surgeons and professional sport team physicians. Orthometrix's Team Orbasone also includes 2 application specialists and 2 service engineers.

                                                                    Exhibit 99.1

Commenting on the Orbasone, Reynald Bonmati, Chairman and Chief Executive
Officer of the Company, stated, "I am particularly excited about our Orbasone system as I believe that it has significant market potential. Our clinical trials have shown that the Orbasone is safe and effective, and it is less expensive than larger systems. Our Orbasone study was conducted with 179 people with chronic pain from plantar fasciitis, at Weil Foot & Ankle Clinic in Des
Plaines, Illinois, Manhattan Podiatry in New York, New York and Sunset
Ambulatory Surgical Clinic in Los Angeles, California. The results showed 69% of the Orbasone treated people had at least a 40% reduction in pain at 12 weeks post-treatment, compared to 37% of the sham people. Some people felt immediate pain relief, but it may take up to 6 weeks for pain relief to begin, and may continue for up to 12 weeks after an Orbasone treatment session. The Orbasone is also the only ESWT device approved in the United States for the treatment of chronic plantar fasciitis that is also manufactured in the United States. Our intent is to make ESWT treatment affordable to a larger segment of the U.S.
population."

Orthometrix, Inc. markets, sells and services several musculoskeletal product lines used in pharmaceutical research, diagnostic and monitoring of bone and muscle disorders, sports medicine, rehabilitative medicine, physical therapy and pain management.

Our Web addresses are www.orthometrix.net and www.vibraflex.com.

"SAFE HARBOR" STATEMENT UNDER THE PRIVATE SECURITIES LITIGATION REFORM ACT OF
1995: The statements which are not historical facts contained in this release are forward looking statements that involve risk and uncertainties, including, but not limited to, any effect on future financial results from efforts to broaden the Company's position in the rehabilitation, physical therapy and musculoskeletal markets, any potential impact on sales of the Orbasone in North
America, and other risks detailed in the documents periodically filed with the
Securities and Exchange Commission, specifically the most recent reports on
Forms 10-KSB and 10-QSB. These risks and uncertainties could cause actual results to differ materially from those expected and/or contained in the forward-looking statements. Any forward-looking statement made in this release is made as of the date of this release and the Company assumes no obligation, subject to applicable law, to update such forward-looking statement.